EXHIBIT 1.1
                    THE KANSAS TAX-EXEMPT TRUST
                             SERIES 82
                          TRUST AGREEMENT

                                                  Dated: March 19, 1997

This Trust Agreement between Ranson & Associates, Inc., as Depositor, and Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For The Kansas Tax-Exempt Trust, Series 44 and Subsequent Series, Effective August 15, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                         WITNESSETH THAT:
In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                             PART I
             STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II
               SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a) The Bonds defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Agreement.

(b) The fractional undivided interest in and ownership of the Trust represented by each unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.



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(c)  The First General Record Date shall be the record date for the
Interest Account and the amount set forth under "Distributions" on page 2 of the Prospectus.

(d) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information - First Settlement Date" in the Prospectus.

(e) The second sentence of Section 4.03 of the Standard Terms and Conditions of Trust is hereby revised as follows:

"Such compensation initially shall be $0.25 per $1,000 principal amount of Bonds."

(f) The second sentence of Section 6.04 of the Standard Terms and Conditions of Trust is hereby revised as follows:

"Such compensation initially shall be $1.22 per $1,000 principal amount of Bonds and may be periodically adjusted in response to fluctuations in short-term interest rates (reflecting the cost to the Trustee of advancing funds to the Trust to meet scheduled distributions)."

(g) Section 6.06 is hereby revised to require Trustee aggregate capital, surplus, and undivided profits of not less than $500,000 rather than $5,000,000.

(h) Notwithstanding anything to the contrary in the Standard Terms and Conditions of the Trust, the Trustee for the Trust shall be the Bank of New York and any notice, demand or instruction to be given to the Trustee shall be directed to the Trustee at 101 Barclay Street, 17th Floor, New York, New York 10286, Attention: Unit Investment Trust Division.

(i) Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, all laws or rules of construction of the state of New York shall govern the rights of the parties to this Trust Agreement and the Unitholders and the interpretation of the provision hereof.

                                     -2-

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IN WITNESS WHEREOF, Ranson & Associates, Inc. has caused this Trust
Agreement to be executed by its Chairman or President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its President or Secretary or one of its Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Trust Officers or Vice Presidents and its corporate seal to be hereto affixed all as of the day, month and year first above written.

                                     RANSON & ASSOCIATES, INC., Depositor


                                     By        /s/  Alex R. Meitzner
                                          ----------------------------------
                                          Chairman of the Board and Director

(SEAL)
Attest:

By:   /s/ Robin K. Pinkerton
   ----------------------------
      Chief Executive Officer
            and Director

                                     BANK OF NEW YORK, Trustee

                                     By            /s/  Ted Rudich
                                          ----------------------------------
                                                    Vice President




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                     SCHEDULE A TO TRUST AGREEMENT

                     SECURITIES INITIALLY DEPOSITED
                                  IN
                 THE KANSAS TAX-EXEMPT TRUST, SERIES 83

(Note:  Incorporated herein and made a part hereof is the "Trust
Portfolio" as set forth in the Prospectus.)